Exhibit 99.1
News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For immediate release: May 5, 2026 Contacts: Travis Williams, Investor Relations

Jack Isselmann, Media Relations

Ph: 503-684-7000

Greenbrier Announces New $425 Million Leasing Term Loan

Long-term, non-recourse financing supports continued expansion of recurring revenue

Lake Oswego, Oregon, May 5, 2026 –The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, announced today that its Greenbrier Leasing Company subsidiary has entered into a new $425 million term loan, with improved pricing and terms, to finance the continued growth of its lease fleet. The new loan is non-recourse to Greenbrier, replaces the existing leasing term loan set to mature in August 2027, and extends the maturity to May 2032.

At closing, $300 million of the term loan will be drawn. Greenbrier intends to use $125 million of delayed draw commitments to purchase railcars in the secondary market during fiscal 2026.

Lorie Tekorius, Chief Executive Officer & President said, “This debt replacement provides efficient, long-term funding to support the continued growth of our lease fleet. Expanding our leasing platform is a strategic priority, enabling us to increase recurring revenue and generate attractive, tax-advantaged cash flows through our disciplined approach to capital allocation and leverage. We appreciate the continued support of our banking partners, which demonstrates confidence in Greenbrier’s strategy and business model.”

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe, and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 16,800 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “confidence”, “continue,” “grow,” “increase,” “recur” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our leasing performance, leasing strategy, financing, cash flow, and other information regarding future

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Greenbrier announces new leasing term loan… (Cont.)	Page 2

performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks). More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

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